EXHIBIT 10.3

NON-COMPETE AGREEMENT

(Sellers, Shareholder, and Affiliates)

THIS NON-COMPETE AGREEMENT (this “Agreement”), is made as of May 13, 2009, by THE CORNWALL GROUP, INC., a Florida corporation, FORESTVILLE CORPORATION, a Florida corporation, VANGUARD SECURITY OF BROWARD COUNTY, INC., a Florida corporation, VANGUARD SECURITY, INC., a Florida corporation, ON GUARD SECURITY AND INVESTIGATIONS, INC., a Florida corporation, and ARMOR SECURITY, INC., a Florida corporation (each, a “Seller” and, collectively, “Sellers”); TRI-S SECURITY CORPORATION, a Georgia corporation (“Shareholder”); and PARAGON SYSTEMS, INC., an Alabama corporation, and PROTECTION TECHNOLOGIES CORPORATION, a Florida corporation (each, an “Affiliate” and, collectively, “Affiliates”), in favor of U.S. SECURITY ASSOCIATES, INC. (“Buyer”).

R E C I T A L S:

Buyer, Sellers and Shareholder are parties to that certain Asset Purchase Agreement dated the date hereof (the “Asset Purchase Agreement”), pursuant to which Sellers are concurrently herewith selling to Buyer substantially all of Sellers’ assets. Buyer has requested that, as a condition to the closing of the transactions contemplated by the Asset Purchase Agreement, Sellers, Shareholder, and Affiliates execute this Agreement. Sellers, Shareholder, and Affiliates acknowledge that such sale and closing will inure to their best interests and are, therefore, willing to execute this Agreement. Any capitalized terms used herein which are not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration (including Buyer’s concurrent purchase of substantially all of Sellers’ assets), the receipt, adequacy and sufficiency of which are hereby acknowledged by Sellers, each Seller agrees with and in favor of Buyer as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Confidential Information” shall mean information (in any form or media) regarding a Seller’s customers, prospective customers (including lists of customers and prospective customers) methods of operation, billing rates, billing procedures, suppliers, business methods, finances, management, employees, employee compensation, or any other business information relating to such Seller (whether constituting a trade secret or proprietary or otherwise) which has value to such Seller and is generally treated by such Seller as being confidential; provided, however, that Confidential Information shall not include any information that (i) is in the public domain (except where such information enters the public domain after the date hereof without Buyer’s authorization), (ii) has been disclosed publicly by any third party not in violation of any obligation to not disclose such information, (iii) was independently developed by the disclosing party without reference to Confidential Information, or (iv) is information that is required to be disclosed by law.

(b) “Permitted General Activities” shall mean (i) owning not more than 5% of the outstanding shares of any publicly-held corporation engaged in a Restricted Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through an automatic quotation system of a registered securities association; (ii) the operation of a business which provides, or bids or otherwise solicits business to provide, guard, patrol, security or related services to any United States federal government body or entity, including, without limitation, any legislative, executive or judicial unit thereof or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof; and (iii) making disclosure or use of otherwise Confidential Information reasonably necessary to (1) comply with accounting, stock exchange, federal or state securities, or labor relations Law disclosure obligations, (2) prepare financial statements, SEC Filings and Tax Returns, and (3) respond to any tax audits or governmental inquiries and defend claims, demands, disputes, arbitration and other legal proceedings with respect to the Business.

(c) “Permitted Retained Activities” shall mean (i) the operation of a business to deal with the Retained Assets (including in connection with any Trade Accounts Receivable and the enforcement and collection thereof) and the Retained Liabilities; and (ii) making disclosure or use of otherwise Confidential Information reasonably necessary to deal with any of the Retained Assets (including in connection with any Trade Accounts Receivable and the enforcement and collection thereof) or the Retained Liabilities.

(d) “Person” shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, or other entity (including a governmental agency or authority).

(e) “Prospective Customer” shall mean any Person to whom a Seller has sent or delivered a sales or servicing proposal or contract in connection with the Business during the 15-month period immediately preceding the date hereof.

(f) “Restricted Business” shall mean the operation of a business providing guard, patrol and security services.

(g) “Territory” shall mean that geographical area lying and being within a 200-mile radius of 10145 NW 19th Street, Miami, Florida 33172.

2. Covenants of Sellers, Shareholder, and Affiliates.

(a) Each Seller, Shareholder and Affiliate covenants and agrees that it will not, on its behalf or on behalf of any other Person, directly or indirectly, during the period commencing on the date hereof and ending five (5) years hereafter:

(i) engage in the Restricted Business in the Territory, or own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly (and including as an officer, director, members, manager, partner, proprietor, consultant, independent contractor or lender) any Person who is, directly or indirectly, engaged in the Restricted Business in the Territory.

(ii) disclose to any Person or use or otherwise exploit for its own benefit or for the benefit of any such Person, any Confidential Information (except to any financial institution or other Person providing any financing to any Seller, Shareholder or Affiliate);

(iii) solicit or call upon any customer or Prospective Customer of a Seller for the purpose of selling or providing to such customer or Prospective Customer any product or service in competition with any product or service sold or provided by such Seller to such customer or Prospective Customer during the 15-month period immediately preceding the date hereof; or

(iv) request, solicit or induce any employee of Buyer to terminate his or her employment with Buyer and accept employment with a Seller or any other Person engaged in the Restricted Business in the Territory.

(b) Each Seller, Shareholder and Affiliate acknowledges and agrees that the prohibitions against disclosure of Confidential Information provided herein are in addition to, and not in lieu of, any rights or remedies which Buyer may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information and that the enforcement by Buyer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

3. Permitted Activities. The restrictions set forth in Section 2 of this Agreement shall not apply to (i) any Permitted General Activities or Permitted Retained Activities of Shareholder or any Affiliate undertaken by Shareholder or such Affiliate or (ii) any Permitted Retained Activities of any Seller undertaken by such Seller. The restrictions set forth in Section 2(a)(ii) of this Agreement shall not apply to any Permitted General Activities of any Seller undertaken by such Seller.

4. Equitable Relief. Each Seller acknowledges that its breach of any covenant contained in this Agreement will result in irreparable injury to Buyer and that the Buyer’s remedy at law for such a breach will be inadequate and will be extremely difficult to calculate or determine. Accordingly, each Seller agrees and consents that, upon any such breach, Buyer shall, in addition to all other remedies available to Buyer at law or in equity, be entitled to both preliminary and permanent injunctions (without bond) to prevent or halt any such breach or threatened breach.

5. Severability. Should any provision of this Agreement be determined to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be deemed severed herefrom and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

6. Integrated Agreement and Consideration. This Agreement and the Asset Purchase Agreement constitute the entire agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided. Sellers hereby acknowledge that the acquisition from Sellers of the Purchased Assets by Buyer pursuant to the Asset Purchase Agreement constitutes good and valuable consideration received by Sellers for their covenants and undertakings described in this Agreement, and such covenants and undertakings are ancillary to the sale of the Business and substantially all the assets of Sellers.

7. Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Georgia, without regard to such State’s choice of law rules. This Agreement shall be binding upon Sellers and their respective successors and assigns and shall inure to the benefit of Buyer and its successors and assigns. This Agreement may be executed in two or more counterparts and delivered by facsimile, each of which counterpart shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS:

THE CORNWALL GROUP, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

FORESTVILLE CORPORATION

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

VANGUARD SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

ARMOR SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

[ADDITIONAL SIGNATURE PAGE FOLLOWS.]

SHAREHOLDER:

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Chief Financial Officer

AFFILIATES:

PARAGON SYSTEMS, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President